Exhibit 99.1

Playtika Holding Corp. Reports First Quarter 2021 Results

First Quarter Revenue Grew 19.6% Year-Over-Year
Refinancing of Term Loan B in March to Drive Annualized Cash Savings of $80 million
Increasing Financial Outlook for 2021

Herzilya, Israel - May 11, 2021 - Playtika Holding Corp. (NASDAQ: PLTK) today released financial results for its first quarter results for the period ending March 31, 2021.

First quarter 2021 financial highlights:
•    First quarter revenue was $638.9 million compared to $534.2 million in the prior year period.
•    Net income was $35.7 million compared to $35.8 million in the prior year period.
•    Adjusted EBITDA, a non-GAAP financial measure defined below, was $258.0 million compared to $186.1 million in the prior year period.
•    Available liquidity, defined as our Cash and Cash Equivalents as of March 31, 2021, plus our undrawn revolving credit facility, is over $1.5 billion.

“We kicked off 2021 with a very robust first quarter,” said Robert Antokol, Chief Executive Officer of Playtika. “Our Boost technology platform powers our best-in-class Live Operations, allowing Playtika to continually drive fresh content to our players. Our focus on data-driven game management, assisted by our impactful marketing campaigns, resulted in our impressive revenue growth. We are excited with our results and look forward to leveraging this success throughout the year.”

“Our business displayed excellent momentum in the first quarter, and we experienced strong performance across all parts of our company,” said Craig Abrahams, President and Chief Financial Officer. “We continue to innovate within our portfolio of game franchises and delivered excellent organic revenue growth with over 40% Adjusted EBITDA margins in the quarter. We are pleased to be able to increase our financial outlook for the year, particularly of the target milestone of delivering $1 billion in adjusted EBITDA for 2021.”

Highlights
•Casual portfolio grew revenue 30% year-over-year
•Solitaire Grand Harvest grew revenue 60% year-over-year
•Board Kings grew revenue 57% year-over-year
•Bingo Blitz grew revenue 40% year-over-year

Financial Outlook
For the full year 2021 the company anticipates revenue of $2.6 billion and Adjusted EBITDA of $1.0 billion, up from our prior guidance of $2.44 billion and $920 million.

Conference Call
Playtika management will host a conference call at 5:30 a.m. Pacific Time (8:30 a.m. Eastern Time) today to discuss the company’s results. The conference call can be accessed via the conference numbers below and also via a webcast accessible at investors.playtika.com. A replay of the call will be available through the website one hour following the call and will be archived for one year.
•Toll-free dial-in number: (833) 665-0587
•International dial-in number: (661) 407-1603
•Conference ID: 1166307

Summary Operating Results of Playtika Holding Corp.

	Three months ended March 31,
(in millions of dollars, except percentages, Average DPUs, and ARPDAU)	2021	2020
Revenues	$638.9	$534.2
Total cost and expenses	$508.6	$421.0
Operating income	$130.3	$113.2
Net income	$35.7	$35.8
Adjusted EBITDA	$258.0	$186.1
Net income margin	5.6%	6.7%
Adjusted EBITDA margin	40.4%	34.8%

Non-financial performance metrics
Average DAUs	10.4	11.6
Average DPUs (in thousands)	296	272
Average Daily Payer Conversion	2.8%	2.3%
ARPDAU	$0.68	$0.50
Average MAUs	31.4	37.1

About Playtika Holding Corp.

Playtika Holding Corp. is a leading mobile gaming company and monetization platform with over 31 million monthly active users across a portfolio of games titles. Founded in 2010, Playtika was among the first to offer free-to-play social games on social networks and, shortly after, on mobile platforms. Headquartered in Herzliya, Israel, and guided by a mission to entertain the world through infinite ways to play, Playtika has over 3,700 employees in 19 offices worldwide including Tel-Aviv, London, Berlin, Vienna, Helsinki, Montreal, Chicago, Las Vegas, Santa Monica, Newport Beach, Sydney, Kiev, Bucharest, Minsk, Dnepr, and Vinnytsia.

Forward Looking Information

In this press release, we make “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Further, statements that include words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "present," "preserve," "project," "pursue," "will," or "would," or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:

•our reliance on third-party platforms, such as the iOS App Store, Facebook, and Google Play Store, to distribute our games and collect revenues, and the risk that such platforms may adversely change their policies;
•our reliance on a limited number of games to generate the majority of our revenue;
•our reliance on a small percentage of total users to generate a majority of our revenue;
•our free-to-play business model, and the value of virtual items sold in our games, is highly dependent on how we manage the game revenues and pricing models;
•our inability to complete acquisitions and integrate any acquired businesses successfully could limit our growth or disrupt our plans and operations;
•we may be unable to successfully develop new games;
•our ability to compete in a highly competitive industry with low barriers to entry;

•we have significant indebtedness and are subject to the obligations and restrictive covenants under our debt instruments;
•the impact of the COVID-19 pandemic on our business and the economy as a whole;
•our controlled company status;
•legal or regulatory restrictions or proceedings could adversely impact our business and limit the growth of our operations;
•risks related to our international operations and ownership, including our significant operations in Israel and Belarus and the fact that our controlling stockholder is a Chinese-owned company;
•our reliance on key personnel;
•security breaches or other disruptions could compromise our information or our players’ information and expose us to liability; and
•our inability to protect our intellectual property and proprietary information could adversely impact our business.

Additional factors that may cause future events and actual results, financial or otherwise, to differ, potentially materially, from those discussed in or implied by the forward-looking statements include the risks and uncertainties discussed in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur, and reported results should not be considered as an indication of future performance. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Except as required by law, we undertake no obligation to update any forward-looking statements for any reason to conform these statements to actual results or to changes in our expectations.

PLAYTIKA HOLDING CORP.
CONSOLIDATED BALANCE SHEETS
(In millions, except for per share data)

	March 31,	December 31,
	2021	2020
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$963.8	$520.1
Short-term bank deposits	50.0	—
Restricted cash	2.6	3.5
Accounts receivable	182.4	129.3
Prepaid expenses and other current assets	97.2	101.6
Total current assets	1,296.0	754.5
Property and equipment, net	96.0	98.5
Operating lease right-of-use assets	81.8	73.4
Intangible assets other than goodwill, net	317.4	327.7
Goodwill	479.4	484.8
Deferred tax assets, net	26.2	28.5
Other non-current assets	7.6	8.8
Total assets	$2,304.4	$1,776.2

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Current maturities of long-term debt	$12.5	$104.6
Accounts payable	28.4	34.6
Operating lease liabilities, current	17.2	16.4
Accrued expenses and other current liabilities	364.4	484.8
Total current liabilities	422.5	640.4
Long-term debt	2,433.0	2,209.8
Employee related benefits	18.5	16.1
Operating lease liabilities, long-term	72.5	67.0
Deferred tax liabilities	83.7	86.4
Total liabilities	3,030.2	3,019.7
Commitments and contingencies (Note 10)
Stockholders' equity (deficit)
Common stock of US $0.01 par value; 1,600.0 shares authorized and 409.6 issued and outstanding at March 31, 2021; 400.0 shares authorized and 391.1 shares issued and outstanding at December 31, 2020(1)	4.1	3.9
Additional paid-in capital	954.1	462.3
Accumulated other comprehensive income	6.7	16.7
Accumulated deficit	(1,690.7)	(1,726.4)
Total stockholders' deficit	(725.8)	(1,243.5)
Total liabilities and stockholders’ deficit	$2,304.4	$1,776.2
(1)    Prior period results have been adjusted to reflect the 400-for-1 stock split effected in January 2021

PLAYTIKA HOLDING CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In millions, except for per share data)

	Three months ended March 31,
	2021	2020
	(Unaudited)
Revenues	$638.9	$534.2
Costs and expenses
Cost of revenue	183.0	165.9
Research and development	85.2	60.8
Sales and marketing	140.1	125.3
General and administrative	100.3	69.0
Total costs and expenses	508.6	421.0
Income from operations	130.3	113.2
Interest expense and other, net	75.7	58.3
Income before income taxes	54.6	54.9
Provision for income taxes	18.9	19.1
Net income	35.7	35.8
Other comprehensive loss
Foreign currency translation	(9.9)	(2.3)
Change in fair value of derivatives	(0.1)	—
Total other comprehensive loss	(10.0)	(2.3)
Comprehensive income	$25.7	$33.5

Net income per share attributable to common stockholders, basic	$0.09	$0.09
Net income per share attributable to common stockholders, diluted	$0.09	$0.09
Weighted-average shares used in computing net income per share attributable to common stockholders, basic	406.5	378.0
Weighted-average shares used in computing net income per share attributable to common stockholders, diluted	409.5	378.0

PLAYTIKA HOLDING CORP.
CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)

	Three months ended March 31,
	2021	2020
	(Unaudited)
Cash flows from operating activities	$(56.4)	$(48.0)
Cash flows from investing activities
Purchase of property and equipment	(7.5)	(13.9)
Capitalization of internal use software costs	(13.3)	(7.1)
Purchase of intangible assets	(3.3)	(2.3)
Short-term bank deposits	(50.0)	—
Other investing activities	2.2	—
Net cash used in investing activities	(71.9)	(23.3)
Cash flows from financing activities
Proceeds from bank borrowings, net	880.7	—
Repayments on bank borrowings	(951.0)	(64.6)
Proceeds from issuance of unsecured notes, net	176.9	—
Proceeds from issuance of common stock, net	470.4	—
Net cash provided by (used in) financing activities	577.0	(64.6)
Effect of exchange rate changes on cash and cash equivalents	(5.9)	1.2
Net change in cash, cash equivalents and restricted cash	442.8	(134.7)
Cash, cash equivalents and restricted cash at the beginning of the period	523.6	271.9
Cash, cash equivalents and restricted cash at the end of the period	$966.4	$137.2

Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP financial measure and should not be construed as an alternative to net income as an indicator of operating performance, nor as an alternative to cash flow provided by operating activities as a measure of liquidity, or any other performance measure in each case as determined in accordance with GAAP.

Below is a reconciliation of Adjusted EBITDA to net income, the closest GAAP financial measure. We define Adjusted EBITDA as net income before (i) interest expense, (ii) interest income, (iii) provision for income taxes, (iv) depreciation and amortization expense, (v) stock-based compensation, (vi) legal settlements, (vii) contingent consideration, (viii) acquisition and related expenses, (ix) expense under the long-term compensation plan, (x) M&A related retention payments, and (xi) certain other items, including impairments. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by revenues.

We supplementally present Adjusted EBITDA and Adjusted EBITDA Margin because these are key operating measures used by our management to assess our financial performance. Adjusted EBITDA adjusts for items that we believe do not reflect the ongoing operating performance of our business, such as certain noncash items, unusual or infrequent items or items that change from period to period without any material relevance to our operating performance. Management believes Adjusted EBITDA and Adjusted EBITDA Margin are useful to investors and analysts in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management uses Adjusted EBITDA and Adjusted EBITDA Margin to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against other peer companies using similar measures. We evaluate Adjusted EBITDA and Adjusted EBITDA Margin in conjunction with our results according to GAAP because we believe they provide investors and analysts a more complete understanding of factors and trends affecting our business than GAAP measures alone.

Adjusted EBITDA and Adjusted EBITDA Margin as calculated herein may not be comparable to similarly titled measures reported by other companies within the industry and are not determined in accordance with GAAP. Our presentation of Adjusted EBITDA and Adjusted EBITDA Margin should not be construed as an inference that our future results will be unaffected by unusual or unexpected items.

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(In millions)

	Three months ended March 31,
	2021	2020
Net income	$35.7	$35.8
Provision for income taxes	18.9	19.1
Interest expense and other, net	75.7	58.3
Depreciation and amortization	33.2	27.2
EBITDA	163.5	140.4
Stock-based compensation(1)	24.3	—
Acquisition and related expenses(2)	35.7	29.4
Long-term cash compensation(3)	29.8	11.0
M&A related retention payments(4)	3.1	4.9
Other one-time items	1.6	0.4
Adjusted EBITDA	$258.0	$186.1
Net income margin	5.6%	6.7%
Adjusted EBITDA margin	40.4%	34.8%
_________

(1)    Reflects, for the three months ended March 31, 2021, stock-based compensation expense related to the issuance of equity awards to certain of our employees.
(2)    Amounts for the three months ended March 31, 2021 primarily relate to bonus expenses paid as a result of the successful initial public offering of the Company’s stock in January 2021. Amounts for the three months ended March 31, 2020 include (i) contingent consideration expense with respect to our acquisitions of Seriously and Supertreat, and (ii) third-party fees for actual or planned acquisitions, including related legal, consulting and other expenditures.
(3)    Includes expenses recognized for grants of annual cash awards to employees pursuant to our Retention Plans, which awards are incremental to salary and bonus payments, and which plans expire in 2024. For more information, see Note 11 of our consolidated financial statements included in this document.
(4)    Includes retention awards to key individuals associated with acquired companies as an incentive to retain those individuals on a long-term basis. For more information, see Note 11 of our consolidated financial statements included in this document.

Contacts

Investor Relations	Press Contact
Playtika	The OutCast Agency
David Niederman	Angela Allison
davidni@playtika.com	playtika@theoutcastagency.com